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                                                                   EXHIBIT 10(e)


                            INDUSTRIAL/OFFICE LEASE

                                    Between

                      Greenbrook Limited Partners/Riviera,
                         a Michigan limited partnership

                                      and

                           Riviera Tool Company,
                             a Michigan corporation
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                               TABLE OF CONTENTS

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                                                                       PAGE
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
ARTICLE I.          Definitions  . . . . . . . . . . . . . . . . . . .   2
ARTICLE II.         Premises . . . . . . . . . . . . . . . . . . . . .   3
ARTICLE III.        Possession; Early Access; Tenant Buildout  . . . .   4
ARTICLE IV.         Rent - Security Deposit  . . . . . . . . . . . . .   8
ARTICLE V.          Lease Extension Options  . . . . . . . . . . . . .  10
ARTICLE VI.         Taxes and Assessments  . . . . . . . . . . . . . .  11
ARTICLE VII.        Use  . . . . . . . . . . . . . . . . . . . . . . .  14
ARTICLE VIII.       Maintenance of Premises  . . . . . . . . . . . . .  14
ARTICLE IX.         Signs  . . . . . . . . . . . . . . . . . . . . . .  16
ARTICLE X.          Insurance  . . . . . . . . . . . . . . . . . . . .  16
ARTICLE XI.         Damage or Destruction  . . . . . . . . . . . . . .  20
ARTICLE XII.        Liens  . . . . . . . . . . . . . . . . . . . . . .  22
ARTICLE XIII.       Alterations and Improvements . . . . . . . . . . .  23
ARTICLE XIV.        Condemnation . . . . . . . . . . . . . . . . . . .  24
ARTICLE XV.         Rent Absolute  . . . . . . . . . . . . . . . . . .  25
ARTICLE XVI.        Assignment-Subletting by Tenant  . . . . . . . . .  26
ARTICLE XVII.       Indemnity for Litigation . . . . . . . . . . . . .  28
ARTICLE XVIII.      Estoppel Certificate . . . . . . . . . . . . . . .  28
ARTICLE XIX.        Condition and Inspection of Premises . . . . . . .  29
ARTICLE XX.         Fixtures . . . . . . . . . . . . . . . . . . . . .  30
ARTICLE XXI.        Default  . . . . . . . . . . . . . . . . . . . . .  30
ARTICLE XXII.       Landlord's Performance of Tenant's Covenants . . .  34
ARTICLE XXIII.      Exercise of Remedies . . . . . . . . . . . . . . .  35
ARTICLE XXIV.       Subordination to Mortgages . . . . . . . . . . . .  36
ARTICLE XXV.        Indemnity and Waiver . . . . . . . . . . . . . . .  36
ARTICLE XXVI.       Surrender  . . . . . . . . . . . . . . . . . . . .  38
ARTICLE XXVII.      Covenant of Quiet Enjoyment  . . . . . . . . . . .  40
ARTICLE XXVIII.     Purchase Option  . . . . . . . . . . . . . . . . .  40
ARTICLE XXIX.       Short Form Lease . . . . . . . . . . . . . . . . .  42
ARTICLE XXX.        Notices  . . . . . . . . . . . . . . . . . . . . .  42
ARTICLE XXXI.       Covenants Binding Upon Successors and
                      Assigns  . . . . . . . . . . . . . . . . . . . .  43
ARTICLE XXXII.      Time of Essence  . . . . . . . . . . . . . . . . .  44
ARTICLE XXXIII.     Miscellaneous  . . . . . . . . . . . . . . . . . .  44

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                            INDUSTRIAL/OFFICE LEASE

         THIS LEASE, made this 1st day of November, 1988, by and between Greenbrook Limited Partners/Riviera, a Michigan limited partnership, hereinafter called "LANDLORD", and RIVIERA DIE & TOOL, INC., a Michigan corporation, hereinafter called "TENANT".

                               R E C I T A L S :

         Landlord is causing a mixed use industrial and office building containing manufacturing and office space of approximately 178,000 square feet of total rentable area, to be constructed by Meadowbrooke Business Park Associates Limited Partnership, a Michigan Limited Partnership (the "Meadowbrooke Partnership") on a parcel of real estate located in the Meadowbrooke Business Park, Grand Rapids, Michigan which parcel is legally described on Exhibit A attached hereto and made a part hereof (hereinafter termed the "Real Estate," and said building, additions, fixtures, improvements and amenities as therein designated by Landlord for the use of Tenant in conjunction with said building, are herein collectively referred to as the "Premises").

         Completion by the Meadowbrooke Partnership of the Premises will be by Pioneer Construction Company pursuant to the Standard Form of Agreement Between Owner and Contractor dated as of the 1st day of October, 1988 (the "Construction Contract"), a copy of which is attached hereto as Exhibit B and made a part hereof. Furthermore, completion of the Premises shall be in substantial accordance with the preliminary plans and specifications attached hereto as Exhibit C and made a part hereof, the final plans and specifications to be prepared by the Architect (as defined herein). Substantial completion of the Premises is anticipated for October 1, 1989.

         After completion of the Premises, the Meadowbrooke Partnership shall convey the Real Estate to Landlord and thereafter Landlord shall lease to Tenant and Tenant shall lease from Landlord the entire Premises.



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         NOW, THEREFORE, in consideration of the mutual covenants
and agreements herein set forth, Landlord hereby leases to Tenant the Premises for the Term (hereinafter defined).

                                   ARTICLE I.

                                  Definitions

         (A) "Architect" shall mean Design Plus P.C., 48 Fountain Street, N.W., Grand Rapids, Michigan 49503 or such other architect as the Landlord shall select, subject to Tenant's approval which approval shall not be unreasonably withheld or delayed.

         (B) "Building Fixtures" shall mean all buildings and improvements and all plumbing, heating, lighting, electrical and air-conditioning fixtures and equipment, including but not limited to the crane rails and ways, and other articles of personal property used in the operation of the Premises (as distinguished from operations incident to the business of Tenant), whether or not attached or affixed to the Premises.

         (C) "Commencement Date" shall mean and refer to October 1, 1989 or such later date as may be provided in Section 3.1.

         (D) "Contractor" shall mean Pioneer Construction Company or such other contractor as the Landlord shall select, subject to Tenant's approval which approval shall not be unreasonably withheld or delayed.

         (E) "Declaration" shall mean the Declaration of Covenants, Conditions, Easements and Restrictions for Meadowbrooke Business Park, and all amendments thereto.

         (F) "Lease Interest Rate" shall be four percent (4%) over the prime interest rate as from time to time published by NBD of Detroit.





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         (G)     "Lease Year" shall mean the first twelve month period of time beginning on the Commencement Date and each subsequent twelve month period during the Term of this Lease.

         (H) "Tenant's Equipment" shall mean all of Tenant's trade fixtures and all personal property, fixtures, apparatus, machinery and equipment, including the crane bridges and hoists, now or hereafter located upon the Premises used in the operation of the business of Tenant.

         (I) "Term" shall mean and refer to the period between the Commencement Date and the Termination Date, as herein defined.

         (J) "Termination Date" shall mean and refer to the last day of the last month of the twentieth Lease Year, or the last date to which the Lease is extended pursuant to any options exercised by Tenant under Article V.

         (K) "Work" shall mean construction of the Premises in accordance with final plans and specifications.

                                  ARTICLE II.

                                    Premises

         Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be kept, observed and performed, does by these presents, agree to lease to Tenant, for the Term, and Tenant hereby agrees to lease from Landlord the Premises, subject to covenants, agreements, easements, encumbrances and restrictions of record and current general and special real estate taxes and assessments affecting the Premises.





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                                  ARTICLE III.

                   Possession; Early Access; Tenant Buildout

         Section 3.1. Possession. Tenant shall be entitled to possession on the Commencement Date. In the event the Premises are not ready for occupancy on the Commencement Date, this Lease shall nevertheless continue in full force and effect, and no liability shall arise against Landlord out of any such delay other than the abatement of rent until the Landlord shall have substantially completed the Work; provided, however, there shall be no abatement of rent if the Landlord shall be delayed in such substantial completion due to the fault of Tenant including but not limited to Tenant's requests for changes or materials, finishes, or installations other than as depicted on the plans and specifications and the failure to complete the installation or construction of any improvements ordered by Tenant, including but not limited to the Tenant Buildout (defined herein) and (ii) the Term shall not extend beyond the Termination Date referred to in Article I. In the event the Premises are not ready for occupancy on or before the Commencement Date, solely due to the failure by Landlord or its affiliates to complete or cause to be completed the required site improvements to the Meadowbrooke Business Park such as sewer, water and roads, Tenant may terminate this Lease effective on the Commencement Date. If the Premises are not ready for occupancy on the later of the Commencement Date or November 1, 1989, and if such failure to be ready is attributed to the fact that the construction of the Premises is not complete and the delay is not attributed to the construction of the Tenant Buildout, or the fault of Tenant as otherwise provided herein, Tenant shall have no right to terminate this Lease on the Commencement Date. Rather, Landlord shall have until October 31, 1990 to complete the construction of the Premises to make the Premises ready for Tenant's occupancy. When the Premises have been substantially completed and are ready for occupancy, Landlord shall give Tenant thirty (30) days prior written notice designating the Commencement Date; provided, however, that if the





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Premises are not ready for occupancy before November 1, 1989, Riviera shall have the option of deferring the Commencement Date to a date after March 31, 1990 which represents the earliest date Riviera can move its equipment in accordance with the requirements of the State of Michigan Highway Department. In the event the Premises are not ready for occupancy on or before October 31, 1990 and such delay is in no manner attributed to the fault of Tenant, this Lease shall be cancelled and all further rights or obligations of the parties hereto shall cease; provided, however, that if construction is delayed by acts of the Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period for completion shall be extended for the amount of time Landlord is delayed. In the event the Premises are ready for occupancy prior to the Commencement Date, as evidenced by Landlord's Architect's Certificate of Substantial Completion, or Certificate of Occupancy, all of the covenants and conditions of this Lease shall be binding upon the parties hereto as if the first day of the Term had been fixed as of thirty (30) days after the date of Landlord's delivery of said Architect's Certificate or Certificate of Occupancy and, in such event, Tenant shall pay to Landlord as rent for the period commencing thirty (30) days after Landlord's delivery of said notice and ending on the Commencement Date a proportionate amount of the Annual Base Rent (as defined herein).

         Section 3.2. Tenant Buildout. In the event that Tenant, at its sole cost and expense, desires to have certain additional improvements, other than the improvements which Landlord is responsible for, made to the Premises in order to render the Premises ready for its use (hereinafter termed the "Tenant Buildout"), prior to the commencement of the Tenant Buildout, Tenant must submit the plans and specifications for the Tenant Buildout to Landlord for approval. Tenant agrees to use Landlord's Contractor for all Tenant Buildout work. All Tenant





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Buildout work shall be undertaken and completed in accordance with the terms of this Article III and Articles XII and XIII and pursuant to appropriate building permits secured and paid for by Tenant. The full cost relating to the Tenant Buildout, including but not limited to the cost of all materials, labor, equipment and licenses, shall be deposited, either in the form of cash or an irrevocable letter of credit issued by a bank acceptable to Landlord and drawn in favor of the Landlord, by Tenant into an escrow established by Landlord prior to the commencement of the Tenant Buildout work. Tenant shall have the duty and obligation to Landlord to perform and supervise such Tenant Buildout construction, but Landlord and Landlord's Architect or other representative will be entitled to inspect the construction in order to be assured that the construction is being performed in a workmanlike manner in accordance with the plans and specifications approved by the Landlord relative to the Tenant Buildout and otherwise in accordance with Articles XII and XIII. Tenant further agrees to provide at its sole cost and expense, from time to time during the construction of the Tenant Buildout and upon the completion of the same, extended title insurance coverage (covering mechanics liens) for the title insurance policies of the Landlord, and Landlord's mortgagee, to the extent of the Tenant Buildout.

        Section 3.3. Access During Construction. Anything herein to the contrary notwithstanding, it is understood and agreed that for the purpose of completing the Tenant Buildout and constructing and installing other Tenant improvements and fixtures and otherwise rendering the Premises ready for its use, upon written notice to Tenant, Tenant, its employees, contractors and agents shall have non-exclusive access to and be entitled to enter upon the Premises commencing thirty (30) days before the Commencement Date or such other date as Landlord in its sole determination shall select. The work to be performed by Tenant, subject to the terms contained in Section 3.2 may be performed concurrently with the Work to be performed by Landlord to the




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extent that the same does not interfere with Landlord's construction in or on the Premises, or cause any interference with any labor union employed by Landlord in performing its work. If any labor employed by Tenant does interfere with any labor union employed by Landlord, Tenant shall forthwith remove such interfering labor from the Premises. As a condition to Landlord granting Tenant early access to the Premises for the above purposes, Landlord and Tenant further agree that:

                 (a) Tenant shall, prior to such early access period, provide Landlord with such insurance policies including but not limited to workmen's compensation, public liability and property damage, all in amounts and with companies and on forms satisfactory to Landlord, covering such early access period as Landlord shall require;

                 (b) Landlord shall not be obligated to furnish watchmen service, electricity, heat, or other utility services to Tenant during the aforesaid early entry upon the Premises, unless Landlord is using such utility services in connection with the work Landlord is doing in or about the Premises;

                 (c) Tenant shall be responsible for the repair of any damage to Landlord's property occurring during such early entry into the Premises caused by Tenant, or its agents, servants, contractors, subcontractors, or employees;

                 (d) Tenant shall be responsible for the payment of all security deposits, if any, required by any utility company servicing the Premises at Tenant's request;

                 (e) Landlord shall have no responsibility for any loss of or damage to any of Tenant's Equipment or property so installed or left in the Premises, unless such loss or damage is the result of a willful act of Landlord; and

                 (f) Tenant shall be responsible at its sole cost and expense for the removal of all rubbish and refuse caused by the delivery of Tenant's furniture, fixtures, and other personal property into the Premises.





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         Except as otherwise provided hereunder, Tenant assumes all risks attendant upon its entry into the Premises prior to the Commencement Date. During such time as Tenant shall perform any work or services in the Premises during such periods of access, Tenant shall comply with all of the terms, covenants and conditions of this Lease notwithstanding the fact that the Term of this Lease may not yet have commenced.

                                  ARTICLE IV.

                            Rent - Security Deposit

         Section 4.1. Annual Base Rent. Tenant shall pay to Landlord, as annual base rent for the Premises for the first lease year, the sum of Nine Hundred Thirty Five Thousand Five Hundred and No/100 Dollars ($934,500.00) (the "Annual Base Rent") subject to a rent adjustment annually as set forth in
Section 4.6, without offset or deduction of any kind. The Annual Base Rent shall be paid in twelve equal monthly installments of Seventy Seven Thousand Eight Hundred Seventy Five and No/100 Dollars ($77,875.00). Monthly rent shall be due on the Commencement Date for the prorata portion of the month in which the Commencement Date falls and on the first day of each month of the Term thereafter. All such payments shall be made in advance to Landlord at the office of United Southwest Corporation, Sixty Monroe Center, N.W., Grand Rapids, Michigan 49503, or at such other place as Landlord in writing directs.

         Section 4.2. Net-Net-Net Lease. All rent payable under this Lease shall be absolutely net to the Landlord so that this Lease shall yield, net, to the Landlord, the specified Annual Base Rent in each specified period during the Term, and each and every item of taxes and other expenses of every kind and nature whatsoever, the payment of which the Landlord is, shall, or may become liable for by reason of its estate or interest in the Premises or of any rights or interest of the Landlord in or under this Lease or by reason or in any manner connected with or arising from the ownership, leasing, operation, management,





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maintenance, repair, rebuilding, remodeling, renovation, uses or occupancy of the Premises shall be borne by the Tenant, all as otherwise provided herein.

         Section 4.3. Past Due Rent. If Tenant shall fail to pay when the same is due and payable, any rent, any additional rent, or any amount or charges accruing or payable under this Lease, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the Lease Interest Rate.

         Section 4.4. Security Deposit. At all times during the Term, Tenant shall have on deposit with Landlord an irrevocable and unconditional letter of credit for the sum of Seventy Seven Thousand Eight Hundred Seventy Five and No/100 Dollars ($77,875.00) issued by a lending institution acceptable to Landlord, and drawn in favor of Landlord, to be held by Landlord as security for the performance by Tenant of its obligations under the Lease. In the event of any default by Tenant, which is not cured within any applicable cure period provided herein, Landlord may draw upon the letter of credit either, in full or part, and apply or retain all or any part of the security deposit to cure the default or reimburse Landlord for any sum which Landlord may expend by reason of the default. In the case of every such application or retention Tenant shall forthwith pay to Landlord the sum so applied or retained which shall be added to the security deposit so that the same shall be restored to its original amount.

         Section 4.5. Increased Construction Costs. In the event that the so-called "hard costs" of constructing the Premises including the $300,000 contingency allowance provided by the Construction Contract and any amendments or change orders thereto, is more or less than $7,100,000, the Annual Base Rent shall be adjusted up or down proportionately, as the case may be, so that the initial Annual Base Rent shall equal the Annual Base Rent as specified above adjusted by the product of such difference times .1091.





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

         Section 4.6. Rent Adjustments. The Annual Base Rent shall be adjusted after the first lease year as follows:

                 (a) The Annual Base Rent for the second lease year shall be $943,845.00. Thereafter, for years 3 through 10, the Annual Base Rent shall be increased by the sum of $9,345.00 each year; and

                 (b) For years 11 through 20, the Annual Base Rent shall be increased by the sum of $18,690.00 for each such year.



                                   ARTICLE V.

                            Lease Extension Options

         Tenant shall have the right, to be exercised as hereinafter provided, to extend the Term of this Lease for two (2) successive periods of ten (10) years each upon the following terms and conditions:

                 (a) That at the time of the exercise of such right, Tenant shall not be in default in the performance of any of the terms, covenants, or conditions herein contained with respect to a matter as to which notice of default has been given hereunder and which has not been remedied within the applicable cure period;

                 (b) That each extension shall be upon the same terms, covenants, and conditions as in this Lease provided, except that there shall be no further privilege of extension for the term of this Lease beyond the periods referred to above;

                 (c) Tenant shall exercise its right to any extension of the Term of this Lease by notifying Landlord of the Tenant's election to exercise such right at least fifteen (15) months before the expiration of the original term of this Lease or the applicable extension period in the event Tenant has previously extended the Term of this Lease. On the giving of such notice, this Lease shall be deemed extended for the specified period, subject to the provisions





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         of this Article, without execution of any further instrument; and

                 (d) Landlord and Tenant shall agree on the Annual Base Rent during the term of the extension periods. In the event that Landlord and Tenant shall not agree on the Annual Base Rent and Rent Adjustment Amount for the term of the extension period within six (6) months prior to the expiration of the original unextended term of this Lease or the applicable extension period in the event Tenant has previously extended the term of this Lease, the Annual Base Rent for such extension period shall be determined by taking the average of three appraisals conducted by qualified MAI appraisers of real property in the area, who are not affiliated in any fashion with any of the parties. One appraiser shall be selected by Landlord and one shall be selected by Tenant and the third chosen by the two appraisers selected. The appraisers shall also determine the amount of any automatic adjustments deemed appropriate during the extension period, according to the practices and procedures customarily used by commercial landlords and tenants for like facilities at the time; provided, however, that in no event shall the Annual Base Rent for the first year of the first extension term be less than 110% of the Annual Base Rent for the previous year.

                                  ARTICLE VI.

                             Taxes and Assessments

         Section 6.1. Tenant further agrees to pay not later than the due date thereof, as additional rent for the Premises, all taxes and assessments, general and special, water and sewer rents, rates and charges, excises, levies, license and permit fees, fines, penalties and other governmental charges and any interest or costs with respect thereto, utilities and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which at anytime during the Term may be levied,





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

assessed, imposed, confirmed or grow or become due and payable out of, or in respect of, or charged with respect to, or become a lien on the Premises or any part thereof or upon any building or improvements at any time situated thereon. If, by law, any assessment may, at the option of the taxpayer, be paid in installments, Tenant may exercise the option to pay the same in such installments, provided that Tenant shall not be responsible for the payment of any such installment which may be due after the Termination Date. In the event that any such assessment (other than an assessment for ad valorem real estate taxes) is attributed to Tenant's acts or improvements, any such assessments which are to become due and payable after the expiration of the Term, shall be deposited with Landlord for such payment on the expiration date of the term of the Lease. Tenant shall, in addition to the foregoing, pay any new tax of a nature not presently in effect but which may hereafter be levied, assessed or imposed upon the Landlord or upon the Premises, if such tax shall be based upon or arise out of the ownership, use or operation of the Premises; provided, however, that for the purpose of computing Tenant's liability for such new type of tax, the Premises shall be deemed the only property of the Landlord.

         Section 6.2. Nothing contained herein shall be construed to require Tenant to pay any intangible, single business or other business activities, franchise, inheritance, estate, succession or transfer tax of Landlord on any income or excess profits tax assessed upon or in respect of any net income of Landlord or chargeable to or required to be paid by Landlord, unless such tax shall be specifically levied against the gross rental income of Landlord derived hereunder, in which case, Tenant shall pay such tax, or any tax which shall be specifically levied as a substitute for the real estate taxes, in whole or in part, upon the Premises or the improvements situated thereon.

         Section 6.3. Tenant further agrees to deliver to Landlord, duplicate receipts or photostatic copies thereof showing the payment of all said taxes, assessments, and other impositions,





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

within thirty (30) days after the respective payments evidenced thereby, but no later than twenty (20) days after the due date thereof.

         Section 6.4. Landlord shall, at its option, have the right at all times during the term hereof to pay any such taxes, assessments or other charges or impositions not paid by Tenant, when due, and the amounts so paid, including penalties and reasonable expenses, shall be so much additional rent due at the next rent day after any such payments, with interest at the Lease Interest Rate from the date of payment thereof.

         Section 6.5. Tenant shall not be required to pay any tax, assessment, tax lien or other imposition or charge upon or against the Premises or any part thereof or the improvements at any time situated thereon so long as Tenant shall, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceedings which shall have the effect of preventing the collection of the tax, assessment, tax lien or other imposition or charge so contested; provided that on or before the due date of any such tax, assessment, tax lien or other imposition or charge, Tenant shall give Landlord such security as may be reasonably demanded by Landlord to insure payment of the amount of the tax, assessment, tax lien or other imposition or charge, and all interest and penalties thereon.

         Section 6.6. In the event that Tenant at any time institutes suit to recover any tax, assessment, tax lien or other imposition or charge paid by Tenant under protest in Landlord's name, Tenant shall have the right, at its sole expense, to institute and prosecute such suit or suits in Landlord's name, in which event Tenant covenants and agrees to indemnify Landlord and save it harmless from and against all costs, charges or liabilities in connection with any such suit. All funds received as a result of any such suit shall belong to Tenant.





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

                                  ARTICLE VII.

                                      Use

         The Premises shall be used solely as a plastic molding, assembling, decorating and tool, die and mold manufacturing facility and related try out for storage and distribution of certain automobile components and for Tenant's administrative offices; provided, however, that any such use permitted herein shall not overload the structural limitations of the Premises. Tenant shall not use or occupy the Premises or permit the Premises to be used or occupied contrary to any statute, rule, order, ordinance, requirement, regulation, including but not limited to all applicable laws and ordinances relating to pollution and hazardous waste as more fully set forth in Article XXV, or restrictive covenants applicable thereto, including but not limited to the Declaration, or in any manner which would violate any certificate of occupancy affecting the same or which would render the insurance thereon void or which would cause structural injury to the improvements or cause the value or usefulness of the Premises or any part thereof to diminish or which would constitute a public or private nuisance or waste, and Tenant agrees that it will, promptly upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

                                 ARTICLE VIII.

                            Maintenance of Premises


         Section 8.1. Maintenance and Repairs by Tenant. Tenant shall maintain the Premises and any buildings, structures, facilities, improvements and appurtenances now or hereafter erected thereon in good order and repair, both inside and outside, structurally and nonstructurally, and keep the same and all parts thereof, including, without limiting the generality of the foregoing, foundations, walls, floors, roof, sidewalks, curbs, water and sewer connections, windows and other glass, plumbing, water, gas and electric fixtures, pipes, wires and





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

conduits, heating, cooling and electrical and plumbing systems, elevators, boilers, machinery, fixtures, equipment, furnishings, facilities, appliances, roadways, walkways, parking areas and landscaping in, on or connected with the Premises, in good, clean, healthful, and safe order and condition, all in accordance with applicable municipal and other governmental statutes, rules, orders and regulations and ordinances and the direction of proper public officers and the terms of the Declaration, suffering no waste or injury, and shall, at Tenant's sole expense, promptly make or cause to be made all needed repairs, replacements, renewals and additions, structural or otherwise, whether ordinary or extraordinary, foreseen or unforeseen, in and to any of the foregoing, all as may be necessary to maintain the value of the building and other improvements which comprise a portion of the Premises throughout the Term and all in accordance with Articles XII and XIII. All such repairs, replacements, renewals and additions shall be of good quality and sufficient for the proper maintenance and operation of the Premises and any buildings, structures, facilities, furnishings, equipment, fixtures, improvements and appurtenances now or hereafter erected thereon and shall be constructed and installed in compliance with all requirements of all governmental authorities having jurisdiction thereof and of the appropriate Board of Fire Underwriters or any successor thereof. Tenant shall not permit anything to be done upon the Premises which would invalidate or prevent the procurement of any insurance policies which may at any time be required pursuant to the provisions of this Lease.

         Section 8.2. Maintenance by Landlord on Tenant's Default. If Tenant refuses or neglects to make any repairs as required hereunder to the reasonable satisfaction of Landlord, Landlord, within seven (7) days after written demand, may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's costs for making such repairs plus twenty percent (20) of such costs for overhead upon presentation of a bill therefor, as additional rent.

                                  ARTICLE IX.

                                     Signs

         Tenant will not place or suffer to be placed or maintained on any exterior wall or the roof of the building comprising a portion of the Premises any sign or advertising matter or other thing of any kind, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld so long as such item complies with all applicable municipal and governmental statutes, rules, orders and regulations and ordinances and does not affect the structure of such building. Tenant further agrees to maintain any such sign or advertising matter as may be approved in good condition and repair at all times.

                                   ARTICLE X.

                                   Insurance

         Section 10.1. Liability Insurance. Tenant covenants to defend, save harmless, and indemnify Landlord, its agents, beneficiaries and officers and employees or any of them from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable attorneys fees) arising from the omission, fault, willful act or negligence of Tenant, its officers, agents, servants or employees in connection with Tenant's use of the Premises. Tenant shall at all times during the Term, at Tenant's expense, maintain public liability insurance covering the Premises insuring Landlord as well as Tenant with limits not less than $5,000,000 for each injury or death to a person and $5,000,000 for each incident involving personal injury or death to persons and, in each case of property damage, not less than $5,000,000 for any one occurrence. If by reason of changed economic conditions or a change in custom and practice the coverages and amounts of public liability insurance referred to above become inadequate, Tenant agrees to increase the coverages and amounts of such insurance promptly upon Landlord's request.

         Section 10.2. Hazard Insurance. Tenant shall at all times during the Term, at Tenant's expense, keep the Premises insured against loss by fire and those risks now or hereafter normally covered by the term "all risk extended coverage", in the amount of the full replacement cost to the extent available (without depreciation) of the building and other improvements (above foundations) located on the Premises. For the purposes of determining the amount of insurance hereunder, Landlord may request a written appraisal furnished by an insurance company insuring the improvements, or an independent appraisal company, not more frequently than once every three years, and such appraisal shall be binding upon Landlord and Tenant. Tenant shall bear the expense, if any, of such appraisals. At the commencement of the Term, the full replacement cost (without depreciation) of the building and other improvements shall be Eight Million and No/100 Dollars ($8,000,000.00).

         Section 10.3. Business Interruption Insurance. Tenant shall at all times during the Term, at Tenant's expense, maintain all risk business interruption rental use and occupancy insurance in an amount equal to Base Rent and real estate taxes and all additional charges hereunder for a period of twelve (12) months, to insure payment of all charges due to Landlord hereunder in the event of the interruption of Tenant's business for any reason whatsoever.

         Section 10.4. Workmen's Compensation Insurance. In the event that Tenant or any one holding or claiming by, through or under Tenant employs any person or persons upon the Premises, then Tenant or such person holding or claiming by, through or under Tenant shall provide at its expense for Workmen's Compensation Insurance in the usual form indemnifying Tenant and Landlord against loss or damage resulting from any accident or casualty within the purview of the Michigan Worker's Compensation Law and in the amount as required from time to time by statute.

     Section 10.5. Boiler and Plate Glass Insurance. Tenant shall maintain, in full force and effect during the Term at Tenant's expense, boiler insurance in an amount equal to the total cost of the boiler as installed and improved and insurance against breakage of all plate glass used in the Premises.

     Section 10.6. Other Insurance. In the event that any type of legislation may hereafter be enacted imposing special liability upon Landlord by virtue of the use of the Premises for any purpose, Tenant shall provide Landlord (prior to using the Premises for such purpose) , with insurance insuring against any and all such liability. Tenant shall procure, at Tenant's expense, any additional type of insurance coverage necessitated by activities carried on by Tenant on the Premises or reasonably requested by Landlord to protect Landlord's interest in the Premises. Unless otherwise provided herein, all such policies of insurance set forth in this Section 10 shall be with insurers and limits reasonably satisfactory to Landlord, against any and all such liability, and naming Landlord and such other parties as Landlord may designate as additional insured parties thereunder.

     Section 10.7. Evidence of Insurance. The policies of insurance obtained in compliance with this Article X shall specify that the loss, if any, shall be payable to Landlord or such other persons, corporation or parties as Landlord or such other persons, corporation or parties as Landlord shall designate, except that policies of insurance obtained in compliance with Section 10.1 hereof shall specify that the loss, if any, shall be payable to Landlord and Tenant as their respective interests may appear. In the event the Premises are owned by a trust, Tenant shall maintain all insurance required pursuant to this Lease in the name of the beneficiaries of said trust as well as the trustee.
All policies of insurance obtained in compliance with this Article X shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord and Tenant thirty (30) days prior written notice. The policies of insurance obtained by Tenant hereunder shall be with responsible insurance companies qualified to do business in Michigan and satisfactory to Landlord and Landlord shall be named as an additional insured. A copy of each such policy or a certificate of insurance with respect thereto shall be delivered to Landlord prior to the Commencement Date and whenever requested thereafter by Landlord. Landlord shall notify Tenant within sixty (60) days of receipt of such insurance if such insurance shall fail to conform to the requirements of this Lease. Thereafter, until Landlord otherwise notifies Tenant, the insurance shall be deemed to meet the requirements of this Lease. Landlord shall hold all policies of insurance as provided hereunder for the benefit of Landlord and Tenant, all as their respective interests may appear.
At the request of Landlord, a mortgage clause may be included in said policies covering Landlord's mortgagee, if any.

     Section 10.8. Failure to Provide Insurance. In the event Tenant shall fail, when required, to furnish evidence of any of the insurance provided for in this Article X, or in the event such insurance shall be cancelled, terminated or changed, Landlord shall have the right at its election (but without being obligated so to do) to procure or renew the same; and the amount or amounts paid therefor shall become so much additional rent under the terms hereof, due and payable with the next succeeding installment of rent due hereunder, with interest at the Lease Interest Rate from the date of payment thereof.

     Section 10.9. Application of Insurance Proceeds. Landlord shall be entitled to collect all monies due under the insurance policies provided for hereunder which are payable in the event and by reason of loss or damage to the Premises. Such proceeds may be disbursed by the Landlord for repair or reconstruction of the Premises (if Landlord so elects) or otherwise applied in accordance with the pertinent provisions of this Lease. All policies of insurance shall, to the extent obtainable, provide that any loss shall be payable to Landlord notwithstanding any act or negligence of Tenant which might otherwise result in a forfeiture of said insurance.

                                 ARTICLE XI.

                            Damage or Destruction

     Section 11.1. Tenant agrees that in case of damage to or destruction of any building or improvements on the Premises or of the fixtures and equipment therein, by fire or other casualty, it will promptly, at its sole cost and expense, repair, restore or rebuild the same and upon the completion of such repairs, restoration or rebuilding, the value of the buildings and improvements upon the Premises shall be equal to the value of the buildings and improvements thereon immediately prior to the happening of such fire or other casualty. Rent shall not abate during the period of such repair, restoration or rebuilding and during any period that the improvements are not tenantable because of such damage or destruction.

     Section 11.2. Before commencing such repair, restoration or rebuilding, involving an estimated cost of more than $10,000, (a) plans and specifications therefor, prepared by a licensed architect, shall have been submitted to and approved by Landlord; and (b) Tenant shall have furnished to Landlord an estimate of the cost of the proposed work, certified by the architect who prepared such plans and specifications.

     Section 11.3. In the event of loss under any policy or policies of insurance described in Article X hereof and if Tenant is not in default under this Lease, the amount of insurance proceeds so collected by Landlord including those proceeds collected by its mortgagee, if any, after payment of expenses incurred in such collection, if requested by Tenant, shall be disbursed to Tenant in the same manner and following the customs ordinarily employed by a mortgage bank making construction loans to be applied toward the expense of repairing or rebuilding the buildings or improvements which have been damaged or destroyed;

provided, however, that it shall first appear to the satisfaction of Landlord and its mortgagee, if any, that the amount of insurance money available, plus any additional funds deposited by Tenant, shall at all times be sufficient to pay for the completion of said repairs or rebuilding. Upon the completion of said repairs or rebuilding, free from all liens of mechanics and others, any surplus funds shall be paid to Tenant. All payouts by the Landlord as hereinabove required, shall be made after making provision for reasonable holdbacks and upon receipt of a certificate of the architect or engineer in charge of the repairs and rebuilding stating:


         (a) that the sum requested is due to the contractors, materialmen, laborers, engineers, architects, or other persons (whose names and addresses shall be stated) who have furnished services or materials for the repairs and restoration, or is required to reimburse Tenant for expenditures made by Tenant in connection with the repairs and restoration;

         (b) that the sum requested when added to all sums previously paid out under this Article for the repairs and restoration does not exceed the value of the repairs and restoration done to the date of such certificate;

         (c) the progress of the repairs and restoration;

         (d) that the repairs and restoration have been done pursuant to all plans and specifications required by Section 11.2 hereof; and

         (e) that in the opinion of the architect or engineer, the remaining amount of the sum on deposit will be sufficient upon the completion of the repairs and restoration to pay for the same in full.

     Tenant shall furnish the Landlord at the time of any such payment with such statements and waivers of lien as may be required under the mechanic's lien law of Michigan and an official search, or other evidence satisfactory to the Landlord, that there has not been filed with respect to the Premises any mechanic's or other lien which has not been discharged of record, in respect of any work, labor, services or materials performed, furnished or supplied, in connection with the repair and restoration, and that all of said materials have been purchased free and clear of any security agreement or title retention agreement. The Landlord shall not be required to pay out any sum when the Premises shall be encumbered with any such lien or agreement, or when the Tenant is in default under any covenant or obligation set forth herein.

                                ARTICLE XII.

                                    Liens

     Section 12.1. Tenant shall not do any act which shall in any way
encumber the    title of Landlord in and to the Premises, nor shall any
interest or estate of Landlord in the Premises be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant and any claim to or lien upon the Premises arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall in all respects be subject and subordinate to the paramount title and rights of Landlord in and to the Premises. Tenant will not permit the Premises to become subject to any mechanics', laborers', or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction or sufferance of Tenant; provided, however, that Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant first gives to Landlord such security as may be demanded by Landlord to insure payment thereof and to prevent any sale, foreclosure or forfeiture of the Premises by reason of non-payment thereof and if on final determination of the lien or claim for lien, Tenant will immediately pay any judgment rendered, with all proper costs and charges, and will, at its own expense, have the lien released and any judgment satisfied.

     Section 12.2. If Tenant shall fail to contest the validity of any lien or claimed lien or fail to give security to Landlord to insure payment thereof, or shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, then Landlord may, at its election (but shall not be required) remove or discharge such lien or claim for lien (with the right, in its discretion, to settle or compromise the same), and any amounts advanced by Landlord, including reasonable attorneys' fees, for such purposes shall be so much additional rental due from Tenant to Landlord at the next rent date after any such payment, with interest at the Lease Interest Rate.

                                 ARTICLE XIII.

                          Alterations and Improvements

     Tenant shall not at any time during the Term make any alteration, addition or improvement to the Premises or any improvements located thereon, including without limitation creating any openings in the roof or exterior walls, without in each instance the prior written consent of Landlord. Landlord shall not unreasonably withhold its consent to minor, non-structural alterations and improvements made by Tenant, provided the costs of any such alterations or improvements shall not exceed $5,000.00. No alteration, addition or improvement to the Premises shall be commenced by Tenant until Tenant has furnished Landlord with a satisfactory certificate or certificates from an insurance company acceptable to Landlord, evidencing workmen's compensation coverage in amounts satisfactory to Landlord and protecting Landlord against public liability and property damage to any person or property, on or off the Premises, arising out of and during the making of such alterations, additions or improvements. All alterations, additions and improvements (except Tenant's Equipment, as defined herein), made at the expense of Tenant, shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, or at Landlord's option, Landlord may require Tenant to remove such alterations, additions and improvements and restore the Premises to its original condition. Tenant, at its sole cost and expense, will make all additions, improvements, and alterations on the Premises and to the improvements, appurtenances and equipment thereon which may be necessary by the act or neglect of any other person or corporation (public or private), including supporting the streets and alleys adjoining the Premises. No additions, improvements or alterations shall be commenced until Tenant has first satisfied the requirements set forth in Section 11.2 hereof.

                                ARTICLE XIV.

                                Condemnation

    Section 14.1. In the event the whole of the Premises shall be taken as a result of the exercise of the power of eminent domain or condemned for a public or quasipublic use or purpose by any competent authority or sold to the condemning authority under threat of condemnation, or in the event a portion of the Premises shall be taken or sold as a result of such event, and as a result thereof the balance of the Premises cannot reasonably be used for the same purpose as before such taking, sale or condemnation, then and in either of such events, the term of this Lease shall terminate as of the date of vesting of title pursuant to such proceeding or sale. The total award, compensation or damages received from such proceeding or sale (hereinafter called the "award") shall be paid to and be the property of Landlord, whether the award shall be made as compensation for diminution of the value of the leasehold or the fee of the Premises or otherwise, and the Tenant hereby assigns to Landlord, all of Tenant's right, title and interest in and to the award. Tenant shall execute, immediately upon demand of Landlord, such documents as may be necessary to facilitate collection by Landlord of any such award, compensation or damages.

     Section 14.2. In the event only a part of the Premises shall be taken as a result of the exercise of the power of eminent domain or condemned for a public or quasipublic use or purpose by any competent authority or sold to the condemning authority under threat of condemnation, and as a result thereof the balance of the Premises can be used for the same purpose as before such taking, sale or condemnation, this Lease shall not terminate and Tenant, at its sole cost and expense, shall promptly repair and restore the Premises and all improvements thereon. Any award, compensation or damages paid as a consequence of such taking, sale or condemnation, shall be paid to Landlord and shall be disbursed in accord with the provisions of Article 10 hereof. Any sums not so disbursed shall be retained by Landlord. In such event, rent shall abate equitably if such taking shall affect the building or a substantial portion of the Premises. In the event Tenant shall not promptly commence the repair or restoration required hereby, and diligently pursue the completion of same, Tenant shall be deemed in default under this Lease and, in addition to any remedy of Landlord provided for under this Lease, at law or in equity, Landlord may retain the award, compensation or damages or the balance thereof remaining in the hands of Landlord.

     Section 14.3. Notwithstanding anything contained herein to the contrary, in any condemnation proceeding, Tenant shall be permitted to make claim with the condemning authority for a separate award for the value of Tenant's fixtures, installations, improvements, dislocation and decorations which lie and are located in the area taken by the condemning authority.

                                  ARTICLE XV.

                                 Rent Absolute

     Any damage or destruction to all or any portion of the buildings, structures and fixtures upon the Premises, by fire, the elements, or any other cause whatsoever, whether with or without fault on the part of Tenant, shall not, terminate this Lease or entitle Tenant to surrender the Premises or entitle Tenant to any abatement of or reduction in the rent payable, or otherwise affect the respective obligations of the parties hereto. If the use of the Premises for any purpose should, at any time during the term of this Lease, be prohibited by law or ordinance or other governmental regulation, or prevented by injunction, this Lease shall not be thereby terminated, nor shall Tenant be entitled by reason thereof to surrender the Premises, or to any abatement or reduction in rent, nor shall the respective obligations of the parties hereby be otherwise affected unless such eviction is due to the act of Landlord or any person or persons claiming any interest in the Premises by or under Landlord.

                                  ARTICLE XVI.

                        Assignment-Subletting by Tenant

     Section 16.1. Other than as specifically provided for in this Section 16.1, or permitted sublease to Riviera Plastics Products Company, Tenant shall not assign this Lease or any interest hereunder without the prior written consent of Landlord. Tenant shall not sublet or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant without the prior written consent of Landlord. No assignment or subletting shall relieve Tenant of its obligations hereunder, and Tenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or sublease had been made, unless specifically provided to the contrary in Landlord's consent. Notwithstanding the above Tenant may assign all its right title and interest under this Lease to an affiliate of Tenant, provided: (i) such affiliate is owned and controlled by Kenneth K. Rieth; (ii) said affiliate enters into a written assumption agreement with Landlord agreeing to assume all of Tenant's obligations and to be bound by all of the terms and provisions of this Lease; (iii) no default exists under the Lease; (iv) Landlord shall receive at least thirty (30) days prior written notice of said assignment. The notice shall include a certification signed by Tenant and the affiliate as to the above items and a certified copy of the affiliate's financial statement and the effective date of the assignment; (v) Tenant shall remain fully liable for all terms of the Lease and it shall not be necessary for Landlord to exhaust its remedies against such affiliate before calling upon Tenant for the payment or performance of any obligation under the Lease; and
(vi) the affiliate's financial condition is satisfactory in Landlord's reasonable opinion. Consent by Landlord pursuant to this Article shall not be deemed, construed or held to be consented to any additional assignment or subletting including but not limited to any subsequent assignments between affiliates of the Tenant, but each successive act shall require similar consent of the Landlord. Landlord shall be reimbursed by Tenant for any costs or expense incurred pursuant to any request by Tenant for approval to any such assignment or subletting. Notwithstanding the foregoing, the death of Kenneth K. Reith shall not constitute a default hereunder.


     Section 16.2. Subject to any exception set forth in Article 16, During the Term, Tenant shall not be permitted to effect a "change in control" (as hereinafter defined) without the prior written consent of Landlord. For the purposes of this Section 16.2, a "change in control" of Tenant shall be deemed to occur or to be effected, if for any reason, at any time, the beneficial ownership or voting control of more than fifty percent (50) of the issued and outstanding common stock of Tenant is not vested, directly or indirectly, in Kenneth K. Rieth or Motor Wheel Corporation, an Ohio corporation.

     Section 16.3. Tenant shall not allow or permit any transfer of this Lease, or any interest hereunder, by operation of law or otherwise, or convey, mortgage, pledge or encumber this Lease or any interest hereunder.

                                 ARTICLE XVII.

                            Indemnity for Litigation

     Tenant covenants and agrees that in case Landlord shall without fault on its part be made a party to any litigation commenced by or against Tenant, then Tenant shall pay all costs and expenses, including reasonable attorneys' fees, incurred by or imposed on the Landlord by or in connection with such litigation; and also shall pay all costs and expenses, including attorneys' fees, which may be incurred by Landlord in enforcing any of the covenants and agreements of this Lease, and all such costs, expenses and attorneys' fees shall, if paid by Landlord herein, be so much additional rent due on the next rent date after such payment or payments, together with interest at the Lease Interest Rate from the date of payment.

                                 ARTICLE XVIII.

                              Estoppel Certificate

     Tenant agrees at any time and from time to time during the Term hereof, upon not less than ten (10) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord, or Landlord's mortgagee, a statement in writing certifying that to the extent true, this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), the date to which the rental and other charges have been paid in advance, if any, and further providing such other reasonable information requested by Landlord's mortgagee, assignee of such mortgage, or any prospective purchaser of the fee, it being intended that any such statement delivered pursuant to this Article XIX may be relied upon by any such prospective purchaser, mortgagee or assignee.

                                  ARTICLE XIX.

                      Condition and Inspection of Premises

     Section 19.1. Except as specifically set forth herein, Tenant acknowledges that it is taking the Premises after the Premises are delivered to it substantially completed in accordance with Exhibit C in an "AS IS" condition subject to completion by Landlord of certain "punch list" items and acknowledges that Landlord has made no representations to Tenant as to the condition, safety, fitness for use, or state of repair thereof.

     Section 19.2. Tenant agrees to permit Landlord and any authorized representative of Landlord, to enter the Premises at all reasonable times during business hours for the purpose of inspecting the same. Any such inspections shall be solely for Landlord's purposes and may not be relied upon by Tenant or any other person, nor shall such inspection constitute a waiver by Landlord of any of Tenant's obligations under this Lease.

     Section 19.3. Tenant agrees to permit Landlord and any authorized representative of Landlord to enter the Premises at all reasonable times during business hours to exhibit the same for the purpose of sale, mortgage or lease, and during the final year of the term hereof Landlord may display on the Premises the usual "For Sale" or "For Rent" signs.

     Section 19.4. To the extent Landlord receives any warranties with respect to the construction of the Premises and to the extent said warranties cover obligations of the Tenant under this Lease to maintain and repair the Premises, Landlord agrees to assign all rights under said warranties to Tenant on the condition that Tenant agrees, to the extent necessary, to enforce said warranties. If in Landlord's sole determination, Landlord believes Tenant is not adequately pursuing its rights under said warranties, Landlord may pursue all rights and remedies under the warranties and Tenant shall reimburse Landlord for all expenses up to the warranty amount (including reasonable attorney's fees) expended in successfully enforcing the terms of the warranties. Notwithstanding the foregoing, Tenant shall not be liable for any sum which exceeds the amount of any such warranty.

     Section 19.5. Landlord represents and warrants that pursuant to Cascade Township, Ordinance 2 of 1988, the Premises was rezoned as a Planned Unit Development and that under said Ordinance, Tenant's intended use as set forth herein complies with said zoning.

                                  ARTICLE XX.

                                    Fixtures

     Section 20.1. All Building Fixtures shall be and remain a part of the Premises and shall constitute the property of Landlord.

     Section 20.2. All of Tenant's Equipment shall be and remain the personal property of Tenant.

     Section 20.3. Tenant's Equipment may be removed from time to time by Tenant, provided, however, that if such removal shall injure or damage the Premises, Tenant shall repair the damage and place the Premises in substantially the same condition as it would have been if such equipment had not been installed ordinary wear and tear excepted.

                                  ARTICLE XXI.

                                    Default
     Section 21.1. Tenant agrees that any one or more of the following events shall be considered events of default as said term is used herein:

       (a) If an order, judgment or decree shall be entered by any court adjudicating the Tenant a bankrupt or insolvent or approving a petition seeking reorganization of the Tenant or appointing a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days, or,

       (b) Tenant shall file an answer admitting the material allegations of a petition filed against the Tenant in any bankruptcy, reorganization or insolvency proceeding or under any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or,

       (c) Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver, Trustee or liquidator of Tenant, or any of the assets of Tenant; or,

       (d) Tenant shall file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they come due, or file a petition or an answer seeking reorganization or arrangement with creditors or take advantage of any insolvency law; or

       (e) A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated within sixty (60) days from the date of entry or granting thereof; or,

       (f) Tenant shall vacate the Premises or abandon the same during the Term; or,

       (g) Tenant shall default in any payment of rent or other payment required to be made by Tenant hereunder when due as herein provided, provided Tenant shall have two (2) business days to cure said default after notice is given but further provided, upon a default, Landlord may begin to enforce its rights under this Lease or at law or equity prior to the commencement of such cure period; or,

       (h) Tenant shall repeatedly be late in the payment of rent or other charges required to be paid hereunder or shall repeatedly default in the keeping, observing, or performing of any other covenants or agreements herein contained to be kept, observed or performed by Tenant; or,

       (i) Tenant shall be in default in the performance or compliance with any of the agreements, terms, covenants or conditions in this Lease other than those referred to in the foregoing paragraphs (a) through (h) of this Section for a period of twenty (20) days after written notice from Landlord to Tenant specifying the items in default.

     Section 21.2. Upon the occurrence of any one or more of such events of default, Landlord may at its election terminate this Lease or terminate Tenant's right to possession only, without terminating this Lease. Upon termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of this Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to the Landlord. Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event, with or without process of law, and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer or conversion of property and without relinquishing the Landlord's rights to rent or any other right given to Landlord hereunder or by operation of law. Tenant expressly waives the service of any demand for the payment of rent or for possession and the service of any notice of Landlord's election to terminate this Lease or to re-enter the Premises, including any and every form of demand and notice prescribed by any statute or other law, and agrees that the simple breach of any covenant or provision of this Lease by Tenant shall, of itself, without the service of any notice or demand whatsoever, constitute a forcible detainer by Tenant of the Premises within the meaning of the statutes of Michigan.

     Section 21.3. If Tenant abandons the Premises or if Landlord elects to terminate Tenant's right to possession only, without terminating the Lease pursuant to a right granted to Landlord hereunder, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy and take and hold possession thereof as in this Section provided, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant's obligation to pay the rent hereunder for the full Term. In any, such case, Tenant shall pay forthwith to Landlord, if Landlord so elects, in lieu of making the regular payments of rent required hereunder, a sum equal to Landlord's Damages (hereinafter defined) in payment of the damages Landlord incurred by reason of Tenant's default. As used herein "Landlord's Damages" shall mean the sum of (i) the present value of the Base Rent and additional rent specified in this Lease for the residue of the stated term following termination of the Lease or of Tenant's rights to possession less the present value of fair market rental value of the Premises for such residue and (ii) any other sums then due to Landlord hereunder. In calculating the amount of Landlord's Damages (x) present value shall be computed on the basis of a discount of ten percent (10%) per year and (y) the additional rent due Landlord for the rest of the Term shall be deemed to equal the additional rent payable for the last calendar year of the Term prior to termination of this Lease or of Tenant's right to possession (or the additional rent which would have been paid for the calendar year in which such termination occurred, if no additional rent had previously been paid).

     Section 21.4. Upon and after entry into possession without termination of the Lease, Landlord may, but need not, relet the Premises or any part thereof for the account of Tenant to any person, firm or corporation other than Tenant for such rent, for such time and upon such terms as Landlord in Landlord's sole discretion shall determine. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable. Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of the reletting.

     Section 21.5. If Landlord has not elected to collect Landlord's Damages and if the consideration collected by Landlord upon any such reletting for Tenant's account is not sufficient to pay monthly the full amount of the Base Rent and additional rental reserved in this Lease, together with, the costs of repairs, alterations, additions, redecorating, leasing commissions, and Landlord's other costs and expenses of regaining possession and reletting the Premises, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand.

     Section 21.6. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored in a commercial warehouse or otherwise by Landlord at Tenant's risk, cost and expense and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under the Landlord's control. Any such property of Tenant not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall be conclusively presumed to have been abandoned by Tenant.

                                 ARTICLE XXII.

                  Landlord's Performance of Tenant's Covenants

     Should Tenant at any time fail to do any act or make any payment required to be done or made by it under the provisions of this Lease, Landlord, at its option, may (but shall not be required to) do the same or cause the same to be done, and the amounts paid by Landlord in connection therewith shall be so much additional rent due on the next rent date after such payment, together with interest at the Lease Interest Rate from the date of payment by Landlord.

                                 ARTICLE XXIII.

                              Exercise of Remedies

  Section 23.1. No remedy contained herein or otherwise conferred upon or reserved to Landlord, shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given herein or now hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any default, shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein.

  Section 23.2. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of rent or other charges hereunder after the termination by Landlord of this Lease or of Tenant's right to possession hereunder shall not, in the absence of agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant's right to possession hereunder, as the case may be, but shall be construed as a payment on account and not in satisfaction of damages due from Tenant to Landlord.

  Section 23.3. In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though reentry, summary proceedings, and other remedies were not provided for in this Lease.

                                 ARTICLE XXIV.

                           Subordination to Mortgages

     At the option of any mortgagee of Landlord, this Lease shall be subject and subordinate to any first mortgage or deed of trust now or hereafter placed upon the Premises; provided, however, that the mortgagee or beneficiary under such deed of trust agrees in writing with Tenant or adequate provision is made in such mortgage or deed of trust, so that regardless of any default or breach under such mortgage or deed of trust or of any possession or sale of the whole or any part of the Premises under or through such mortgage or deed of trust, this Lease and Tenant's possession, provided Tenant is not in default under the Lease, shall not be disturbed by the mortgagee or beneficiary or any other party claiming under or through such mortgage or deed of trust; provided, however, that Tenant shall continue to observe and perform Tenant's obligations under this Lease and pay rent to whomsoever may be lawfully entitled to same from time to time. Tenant hereby agrees to execute, if same is required, any and all instruments in writing which may be requested by Landlord to subordinate Tenant's rights acquired by this Lease to the lien of any such mortgage or deed of trust, all as aforesaid. Tenant agrees to attorn to any mortgagee subsequently encumbering the Premises, and to any party acquiring title to the Premises, by judicial foreclosure or a trustee's sale, as the successor to Landlord hereunder.

                                  ARTICLE XXV.

                            Indemnity and Waiver

     Section 25.1. Tenant will protect, indemnify and save harmless Landlord (if Landlord is a trustee, the term "Landlord" for the purpose of this Article XXV, shall include the trustee, its agents, its beneficiary or beneficiaries and their agents) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon, incurred by or asserted against Landlord by reason Of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises or any part thereof or the adjoining properties, sidewalks, curbs, streets or ways, or resulting from any act or omission of Tenant or anyone claiming by, through or under Tenant; (b) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; (c) performance by or on behalf of Tenant, of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof other than those to be performed by Landlord hereunder; or
(d) any violation by Tenant of any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses and permits of any governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation, (i) the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Resource Conversation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation :and Liability Act of 1980 (and any amendments or extension thereof), and the Toxic Substances Control Act, and (ii) all other applicable environmental requirements. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant will, at Tenant's sole expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended.

  Section 25.2. Tenant waives all claims it may have against Landlord and Landlord's agents for damage or injury to persons or property sustained by Tenant or any persons claiming through Tenant or by any occupant of the Premises, or by any other person, resulting from any part of the Premises or any of its improvements, equipment or appurtenances becoming out of repair, or resulting from any accident on or about the Premises or resulting directly or indirectly from any act or neglect of any person (other than Landlord's negligent Acts) to the extent permitted by law. This Section 25.2 shall include, but not by way of limitation, damage caused by water, snow, frost, steam, excessive heat or cold, sewage, gas, odors, or noise, or caused by bursting or leaking of pipes or plumbing fixtures, and shall apply whether any such damage results from the act or neglect of Tenant or of any other person, including Landlord to the extent permitted by law, and whether such damage be caused or result from any thing or circumstance whether of a like nature or of a wholly different nature. All personal property belonging to Tenant or any occupant of the Premises that is in or on any part of the Premises shall be there at the risk of Tenant or of such other person only, and Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof.

                                 ARTICLE XXVI.

                                   Surrender

     Section 26.1. Upon the termination of this Lease whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with all improvements thereon, including but not limited to all Building Fixtures, to Landlord, broom clean, in good order, condition and repair, reasonable wear and tear excepted. "Broom clean" means free from all debris, dirt, rubbish, personal property of Tenant, oil, grease, tire tracks or other substances, inside and outside of the building and on the grounds comprising the Premises. Any damage caused by removal of Tenant from the Premises, including any damage caused by removal of Tenant's Equipment, shall be repaired and paid for by Tenant prior to the expiration of the Term. In the event any improvements or Tenant's fixtures are removed by Tenant after the expiration of the Term, Tenant shall pay rent until such improvements and fixtures are removed.

     All additions, hardware, and improvements, temporary or permanent, in or upon the Premises placed there by Tenant shall become Landlord's property and shall remain upon the Premises upon such termination of this Lease by lapse of time or otherwise, without compensation or allowance or credit to Tenant, unless Landlord requests their removal. If Landlord so requests removal of said additions, hardware, or improvements and Tenant does not make such removal by the termination of the Lease, or within ten (10) days after such request, whichever is later, Landlord may remove the same and deliver the same to any place of business of Tenant or warehouse and Tenant shall pay the cost of such removal, delivery and warehousing to Landlord on demand.

        Section 26.2. Upon the termination of this Lease by lapse of time, Tenant may remove Tenant's Equipment provided, however, that Tenant shall repair any injury or damage to the Premises which may result from such removal. If Tenant does not remove Tenant's Equipment from the Premises prior to the end of the Term, however ended, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Premises resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat Tenant's Equipment as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

         Section 26.3. Any holding over by Tenant of the Premises after the expiration of this Lease shall operate and be construed to be a tenancy from month to month only, at the same monthly rate of rent then in effect and other charges payable hereunder for the Term, and upon all of the other covenants and agreements contained in this Lease. If Tenant continues to hold over after a written demand by Landlord for possession at the expiration of this Lease or after termination by either party of a month-to-month tenancy created pursuant to this Section, or after termination of the Lease or of Tenant's right to possession pursuant to any other section hereof, Tenant shall pay monthly rental at a rate equal to double the rate of rent payable hereunder immediately prior to the expiration or other termination of the Lease or Tenant's right to possession and all other reasonable damages sustained by Landlord resulting from Tenant's possession of the Premises, or any part thereof. Nothing contained in this
Section 26.3 shall be construed to give Tenant the right to hold over at any time, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord due to Tenant's failure to vacate the Premises and deliver possession to Landlord as herein provided.

                                 ARTICLE XXVII.

                          Covenant of Quiet Enjoyment

         Landlord agrees that at all times when Tenant is not in default under the terms of and during the Term of this Lease, Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

                                ARTICLE XXVIII.

                                Purchase Option

         At any time after the seventh anniversary of the Commencement Date, Tenant shall have the option upon each anniversary of the Commencement Date thereafter to purchase the Premises from Landlord, which option shall be exercisable only by written notice to Landlord at least one hundred twenty
(120) days prior to the anniversary date as of which such option is exercised. The purchase price for the Premises pursuant to this Article shall be the "Fair Market Value" of the Premises as may be agreed to by Landlord and Tenant. If Landlord and Tenant are not able to agree on the "Fair Market Value" for the Premises, the "Fair Market Value" of the Premises shall be determined by taking the average of three appraisals conducted by qualified MAI appraisers of real property in the area and who are not affiliated in any fashion with any of the parties. One appraiser shall be selected by Landlord, one shall be selected by Tenant and the third chosen by the two appraisers so selected. In no event, however, shall the "Fair Market Value" of the Premises be less than the greater of (i) the aggregate of Landlord's basis in the Premises (not including any depreciation), including all Landlord's land acquisition costs, construction costs and all related soft costs, including but not limited to all title charges, brokers' fees, and attorneys' fees or (ii) $9,600,000.

         If Tenant elects to purchase the Premises, Landlord shall furnish forthwith a commitment for a policy of title insurance, from a responsible title insurance company showing good marketable title in Landlord, free and clear of all liens and encumbrances, except such liens and encumbrances as Tenant is required to discharge hereunder, the liens of any mortgage on the Premises to the extent that the same do not exceed the purchase price hereunder, and such liens and encumbrances as Tenant may have expressly agreed to assume, including but not limited to the Declaration. Tenant shall have a period of ten (10) days in which to examine said commitment. If Tenant rejects Landlord's title, based upon an opinion of Tenant's counsel that the title is not in the condition required hereunder, Landlord shall use its best efforts to correct the defects in title and if Landlord is unable to correct such defects within thirty (30) days after such rejection, the exercise of the purchase option notice shall be voidable at the option of Tenant by written notice to Landlord within five (5) days thereafter. If Tenant fails to reject Landlord's title as aforesaid, the purchase and sale shall be consummated upon such anniversary date or as soon as practicable thereafter, after determination of the purchase price as provided herein. Title shall be conveyed by general warranty deed, with release of dower, if any, subject to such matters as are contained in the title commitment. Since Tenant is responsible for the payment of taxes, assessments and other charges pertaining to the Premises under the terms of this Lease, there shall be no proration of the same.

         If there is no mortgage on the Premises at the time of the exercise of the purchase option described hereunder, then Tenant shall pay the purchase price determined hereunder in cash at the closing. If there is a mortgage on the Premises at the time of the exercise of the purchase option described hereunder, then Tenant may take title to the Premises subject to such mortgage unless said mortgage prohibits said transfers and would result in an acceleration of the mortgage and:

                 A. Tenant shall assume and discharge all of Landlord's liabilities under the said mortgage and the promissory note which is secured thereby and shall indemnify Landlord against and hold Landlord harmless from all such liabilities and obligations, and

                 B. The purchase price payable in cash by Tenant hereunder shall be reduced by the unpaid principal balance and all other sums then required to being such mortgage current secured by such mortgage, and

         It is acknowledged and agreed that the option to purchase herein granted to Tenant shall be the entire Premises including, without limitation, the buildings and improvements now or hereafter constructed thereon.

                                  ARTICLE XXIX

                                Short Form Lease

         This Lease shall not be recorded, but the parties agree, at the request of either of them, to execute a Short Form Lease for recording and containing the names of the parties, the legal description and the Term of this Lease.

                                    ARTICLE XXX.

                                    Notices

         All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions, hereof, shall be in writing. Any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given if delivered by hand to an officer of Tenant or if mailed by United states registered or certified mail in an envelope properly stamped and addressed or federal expressed to R.D.T. , Inc. 3859 Roger Chaffee Boulevard, S.E. Grand Rapids, Michigan 49508, Attention: Kenneth K. Rieth or at such other address as Tenant may theretofore have furnished by written notice to Landlord, and any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if delivered by hand to the party to whose attention it is directed or if mailed by United States registered or certified mail in an envelope properly stamped and addressed to Landlord, c/o United Development, Sixty Monroe Center, N.W. Grand Rapids, Michigan 49503, Attention: Edward F. Havlik with a copy to Horwood, Marcus & Braun, Chartered at 30 North LaSalle Street, Suite 2440, Chicago, Illinois 60602, Attention: Charles H. Braun or at such other address as Landlord may theretofore have furnished by written notice to Tenant. The effective date of such notice shall be three (3) days after delivery of the same to the United States Post office for mailing.

                                 ARTICLE XXXI.

                 Covenants Binding Upon Successors and Assigns

         Section 31.1. All of the covenants, agreements, conditions, and undertakings in this Lease contained shall extend and inure to and be binding upon the heirs, executors, administrators, successors, and assigns of the respective parties hereto, the same as if they were in every case specifically named, and whenever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party.
Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

         Section 31.2. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises, and in the event of any transfer of the title to such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all personal liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease, shall be paid to Tenant.

                                 ARTICLE XXXII.

                                Time of Essence

         Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

                                ARTICLE XXXIII.

                                 Miscellaneous

         Section 33.1. Caption. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope of intent of the provisions hereof.

         Section 33.2. Partial Invalidity. If any covenant, agreement or condition of this Lease or the application thereof to any person, firm or corporation or to any circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such covenant, agreement or condition to persons, firms or corporations or to circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each covenant, agreement or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law. Except as otherwise provided herein, Tenant hereby waives any and all rights to notice of default and demands of every kind or character and agrees that no delay in enforcing, and no extensions of time for the performance of, any of the covenants and conditions contained in the Lease shall in any manner affect, impair or diminish the liability or obligations of Tenant under this Lease which are and shall be in all respects direct and unconditional. Tenant also agrees to pay all of Landlord's expenses, including reasonable attorneys' fees and court costs, incurred in enforcing or preventing a breach of any of the covenants and conditions of the Lease and incurred in enforcing the guaranty provided by this Section.

         Section 33.3. Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Michigan.

         Section 33.4. Modification. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned, except by a written instrument, duly signed, acknowledged and delivered by the party against which enforcement of such modification, waiver, amendment, discharge or change is sought.

         Section 33.5. Relationship of the Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

         Section 33.6. Brokers. Each party warrants to the other that it has had no dealings with any real estate broker other than, in the case of Landlord, Stan Wisinski and Associates to whom Landlord shall be responsible to pay all commissions due, and each party covenants to pay, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or other agent with respect to this Lease or the negotiation thereof.

     Section 33.7. Lesser Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     Section 33.8. Entire Agreement. All understandings and agreements heretofore had between the parties hereto are merged into this Lease, which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying on any statement or representation not embodied in this Lease, made by the other.

     This Lease has been executed as of the date first written above.

                                        LANDLORD

                                        Greenbrook Limited Partners/Riviera
                                        By: Greenbrook Associates, Ltd.,
ATTEST:                                     a General Partner


By: William Nicholson                       By: Edward F. Havlik
    ---------------------------------       -------------------------------
    Secretary                               Edward F. Havlik, President

                                        TENANT

ATTEST:                                 Riviera Tool Company


By: Douglas Nienhuis                        By:  Kenneth K. Rieth
    ---------------------------------       --------------------------------
    Secretary                               Kenneth K. Rieth, President

                            RIVIERA DIE & TOOL, INC.
                                   RENT ROLL



           YEAR                CALENDAR YEAR                           MONTHLY RENT                ANNUAL RENT
              1                     1989-90                              $77,875.00                     934,500
              2                     1990-91                               78,653.75                     943,845
              3                     1991-92                               79,432.50                     953,190
              4                     1992-93                               80,211.25                     962,535
              5                     1993-94                               80,990.00                     971,880
              6                     1994-95                               81,768.75                     981,225
              7                     1995-96                               82,547.50                     990,570
              8                     1996-97                               83,326.25                     999,915
              9                     1997-98                               84,105.00                   1,009,260
             10                     1998-99                               84,883.75                   l,018,605
             11                     1999-00                               86,441.25                   l,037,295
             12                     2000-01                               87,998.75                   1,055,985
             13                     2001-02                               89,556.25                   1,074,675
             14                     2002-03                               91,113.75                   1,093,365
             15                     2003-04                               92,671.25                   1,112,055
             16                     2004-05                               94,228.75                   1,130,745
             17                     2005-06                               95,786.25                   1,149,435
             18                     2006-07                               97,343.75                   1,168,125
             19                     2007-08                               98,901.25                   1,186,815
             20                     2008-09                              100,458.75                   1,205,505




RENT COMMENCED NOVEMBER 1, 1988

RENT INCREASES NOVEMBER 1 OF EACH YEAR



SECURITY DEPOSIT IS LETTER OF CREDIT IN THE AMOUNT OF $77,875
TO BE RENEWED ANNUALLY